UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ALTISOURCE RESIDENTIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

BLR PARTNERS LP
BLRPART, LP
BLRGP INC.
FONDREN MANAGEMENT, LP
FMLP INC.
THE RADOFF FAMILY FOUNDATION
OP SELECT FUND, L.P.
OLIVER PRESS INVESTORS, LLC
OLIVER PRESS PARTNERS, LLC
BRADLEY L. RADOFF
AUGUSTUS K. OLIVER II
CLIFFORD PRESS
ANDREW L. PLATT
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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BLR Partners LP, together with the other participants named herein (collectively, “RESI Shareholders Group”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of RESI Shareholders Group’s slate of three highly-qualified director nominees to the Board of Directors of Altisource Residential Corporation, a Maryland corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On March 4, 2016, RESI Shareholders Group issued the following press release:

RESI SHAREHOLDERS GROUP SENDS LETTER TO ALTISOURCE RESIDENTIAL CHAIRMAN

NEW YORK, NY, March 4, 2016 - RESI Shareholders Group owning over 4.5% of the outstanding shares of Altisource Residential Corporation (“RESI” or the “Company”) (NYSE: RESI) announced today that it has released an open letter to David Reiner, Chairman of the Board of Directors of the Company (the “Board”).

Full text of the letter follows:

March 4, 2016

“RESI: Destroy Shareholder Value & Insert ASPS Advertisement Here”

Source: Fred Small’s March 1, 2016 report from Compass Point Research & Trading, LLC

Dear Mr. Reiner,

It is clear that RESI’s Board and management’s attempt to justify your current value-destroying strategy during the earnings call on Monday was a resounding failure. In the face of shareholder opposition, sell-side analyst criticism and negative market reaction, management has redoubled its commitment to pursuing a failed and discredited strategy of acquiring single-family rentals (“SFR”).

On the call, Jade Rahmani, a research analyst at Keefe, Bruyette & Woods, encapsulated shareholder concerns with this strategy when he said:

“I think the essential disconnect is your stock is trading at 48% of book value, which means you can buy these assets, the same assets that you are going out and paying market price for at $0.50 on the dollar, which would be highly accretive to shareholders and that's a provable thing whereas the single-family rental strategy with ASPS is more uncertain just given that you haven't been at that business for an extended period of time. So I think that buying back the stock in meaningful amounts would be compelling at this point.”

RESI CEO, George Ellison has displayed a frightening inability to explain why his strategy will work.  Clearly, investors and analysts are unable to understand how purchasing homes could be a better opportunity than buying back RESI shares at less than 50% of tangible book value or liquidating RESI completely. CEO Ellison effectively threatened shareholders by citing friction costs and timing in the event of a liquidation, although he is already undertaking a full liquidation of the legacy assets anyway. Pushed further, however, about the true NAV given these purported friction costs, he reiterated that the stated book value of $20.73 does indeed represent fair value, almost double the current share price.

Shareholder confidence in this management has been further eroded by CEO Ellison’s irrational commitment to Altisource Portfolio Solutions S.A. (“ASPS”). Since the call, ASPS is now trading down 35% on recent news. RESI’s Board must recognize the futility and harm of propping up the Erbey complex of formerly related entities and must focus strictly on their fiduciary duty to RESI shareholders alone.

Since the date of CEO Ellison’s appointment, RESI’s share price has declined by approximately 40%. It is clear to us this represents an unequivocal vote of no-confidence in the Company’s current strategy and its management. Shareholders will have a chance to express their views when they decide on the makeup of the post-Erbey Board at the next Annual Meeting, which we expect will be held in May.

We urge you to take your role as our Chairman seriously and restore value by ceasing the drain of shareholder capital in management’s current value destroying strategy.

Mr. Reiner, you are a fiduciary to RESI shareholders, not Mr. Ellison, AAMC, ASPS or any other conflicted group. We demand you act in the best interest of all shareholders and pursue the best risk adjusted outcome for RESI by halting the SFR strategy.

Sincerely,

RESI Shareholders Group

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

BLR Partners LP, together with the other participants named herein (collectively, "RESI Shareholders Group"), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of three highly-qualified director nominees at the 2016 annual meeting of stockholders of Altisource Residential Corporation, a Maryland corporation (the "Company").

RESI SHAREHOLDERS GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the solicitation are BLR Partners LP ("BLR Partners"), BLRPart, LP ("BLRPart GP"), BLRGP Inc. ("BLRGP"), Fondren Management, LP ("Fondren Management"), FMLP Inc. ("FMLP"), The Radoff Family Foundation ("Radoff Foundation"), Bradley L. Radoff, OP Select Fund, L.P. ("OP Select"), Oliver Press Investors, LLC ("Oliver Press Investors"), Oliver Press Partners, LLC ("Oliver Press Partners"), Augustus K. Oliver II, Clifford Press, Andrew L. Platt and Joshua E. Schechter.

As of the date hereof, BLR Partners beneficially owned directly 1,961,400 shares of Common Stock, including 20,000 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof. BLRPart GP, as the general partner of BLR Partners, may be deemed to beneficially own the 1,961,400 shares beneficially owned by BLR Partners. BLRGP, as the general partner of BLRPart GP, may be deemed to beneficially own the 1,961,400 shares beneficially owned by BLR Partners. Fondren Management, as the investment manager of BLR Partners, may be deemed to beneficially own the 1,961,400 shares beneficially owned by BLR Partners. FMLP, as the general partner of Fondren Management, may be deemed to beneficially own the 1,961,400 shares beneficially owned by BLR Partners. As of the date hereof, Radoff Foundation owned directly 25,000 shares of Common Stock. As of the date hereof, Mr. Radoff owned directly 580,000 shares of Common Stock and, as the sole shareholder and sole director of each of BLRGP and FMLP and a director of Radoff Foundation, may be deemed to beneficially own the 1,961,400 shares beneficially owned by BLR Partners and the 25,000 shares owned by the Radoff Foundation. As of the date hereof, OP Select owned directly 21,000 shares of Common Stock. Oliver Press Investors, as the general partner of OP Select, may be deemed to beneficially own the 21,000 shares owned by OP Select. Oliver Press Partners, as the investment manager of OP Select, may be deemed to beneficially own the 21,000 shares owned by OP Select. Each of Messrs. Oliver and Press, as a managing member of Oliver Press Investors and Oliver Press Partners, may be deemed to beneficially own the 21,000 shares owned by OP Select. As of the date hereof, Mr. Schechter beneficially owned 25,000 shares of Common Stock. As of the date hereof, Mr. Platt does not beneficially own any shares of Common Stock.

Contacts

Investors:

Clifford Press
212-277-5635

or

Media:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com